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                                  EXHIBIT-23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-1 and Form S-3 File 33-42504, on Form S-8 File 33-44622, File 33-56846, File 33-56848, File 33-57768, File
33-57770, File 33-57772, File 33-67588 and File 333-19017, on Form S-3 File
33-80212, File 333-97682, File 333-00376, File 333-7677, File 333-8441 and File
333-18261 and on Form S-4 File 333-6667 and File 333-9119, on Form S-3 File 33-91678, on Form S-3 File 33-92582, on Form S-3 File 333-00324.







                                                      /s/ Arthur Andersen LLP
                                                          ARTHUR ANDERSEN LLP




Los Angeles, California
March 25, 1999